Investor Update │ September 24, 2020

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward- looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Company Profile (as of June 30, 2020) (in Thousands) First Merchants Market Information Common Shares Outstanding 53,795,500 First Merchants Bank formed in 1893, celebrating its Market Cap $1,483,142 127th anniversary Dividend Yield 3.77% First Merchants Corporation, organized in 1982, is Price/Tangible Book Value 1.20x the largest financial services holding company Price/LTM EPS 9.8x headquartered in Central Indiana Price/2020 Est. EPS 12.3x Financial Highlights($ in Thousands) Assets $13,819,378 Leadership Team (Name, title, age) Loans, Net $9,178,323 Michael C. Rechin, President & CEO 62 Deposits $10,965,988 Mark K. Hardwick, EVP, COO & CFO 49 Tangible Common Equity $1,233,115 Michael J. Stewart, EVP & Chief Banking Officer 54 TCE/TA 9.31% John J. Martin, EVP & Chief Credit Officer 54 2020 Net Income – YTD $67,255 Michele M. Kawiecki, SVP, Director of Finance 48 2020 ROAA – YTD 1.03% 2020 ROATCE - YTD 11.28% Michael B. Joyce, SVP, President PWA 45 NPAs/Loans + OREO 0.63% Carrie A. Valek, SVP, Director Consumer Banking 43 3

Why Invest in First Merchants? 4

Our Franchise Key Market Profiles Loans Deposits $1,357M Columbus, Ohio $ 788M 928M Fort Wayne 1,191M 3,089M Indianapolis 2,213M 784M Lafayette 1,318M 1,095M Lakeshore 1,468M 766M Michigan 1,249M 1,280M Muncie 2,739M $9,299M Total $10,966M (as of June 30, 2020) Mission Statement To be the most responsive, knowledgeable and high-performing bank for our clients, teammates and shareholders. 5

Key FMC Market Share Data

County	Region/Type	Market Position	Market %	$ Deposits
Delaware County, IN	Muncie (Established)	1	55.53%	$ 1,522,233
Monroe, MI	Michigan (Established)	1	48.66%	1,005,960
Madison County, IN	Indianapolis (Growth)	1	26.62%	398,825
Jasper County, IN	Lafayette (Established)	1	34.43%	226,725
White County, IN	Lafayette (Established)	1	36.99%	173,930
Jay County, IN	Muncie (Established)	1	50.15%	126,051
Wells County, IN	Fort Wayne (Growth)	1	21.79%	105,940
Union County, IN	Muncie (Established)	1	41.35%	47,507
Tippecanoe County, IN	Lafayette (Established)	2	20.83%	580,077
Henry County, IN	Muncie (Established)	2	36.92%	237,709
Shelby County, IN	Indianapolis (Growth)	2	16.20%	101,212
Wabash County, IN	Muncie (Established)	2	15.09%	65,689
Clinton County, IN	Lafayette (Established)	2	12.36%	56,763
Hendricks County, IN	Indianapolis (Growth)	3	11.68%	320,734
Adams County, IN	Muncie (Established)	3	15.48%	106,177
Huntington County, IN	Fort Wayne (Growth)	3	15.66%	96,909
Randolph County, IN	Muncie (Established)	3	2.99%	76,092
Hamilton County, IN	Indianapolis (Growth)	4	7.10%	838,042
Allen County, IN	Fort Wayne (Growth)	4	10.18%	635,312
Morgan County, IN	Indianapolis (Growth)	4	12.47%	130,183
Hancock County, IN	Indianapolis (Growth)	4	10.76%	113,431
Marshall County, IN	Fort Wayne (Growth)	4	6.29%	51,819
Carroll County, IN	Lafayette (Established)	4	15.31%	46,381
Miami County, IN	Muncie	4	8.23%	33,489
Fayette County, IN	Muncie	5	9.45%	31,663
Sub Total				$7,128,853
First Merchants Total				$9,611,598

FDIC Data June 30, 2019

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First Merchants Strategy “Service-driven alternative to super-regional bank competitors. Deliver superior service with presence close to the customer for . . . ” Commercial Banking Consumer Banking Business Banking Mortgage Banking Commercial & Industrial Agriculture Private Wealth Advisory Sponsor Finance Private Banking Public Finance Investment Management Healthcare Services Personal Trust Investment Real Estate Brokerage Treasury Management Retirement Merchant Processing Services Asset-Based Lending “We specialize in our communities” 7

First Merchants Strategy Commercial Bank Located in Prime Growth Commercial Banking Markets Indianapolis, Indiana Monroe, Michigan Columbus, Ohio Fort Wayne, Indiana Lafayette, Indiana Lakeshore - Northwest Indiana Hire the Best Talent Supported with the Finest Sales Management Process Credit and Treasury Services Revenue-Based Incentive System 8

First Merchants Strategy Consumer Retail Bank Diverse Locations in Stable Rural and Growth Metro Markets Supported by: Talented Customer Service Oriented Banking Center and Call Center Professionals State-of-the-Art Systems Deposit and CRM Systems Online Banking System Mobile Banking System Customer Service and Relationship Growth-Oriented Incentive System 9

First Merchants Strategy Private Wealth Advisors Comprehensive and coordinated approach to personal wealth management Expertise in Investment Management, Private Banking, Fiduciary, Estate and Financial Planning Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies Partner with consumer bank to offer personal investment advice through First Merchants Investment Services 10

Organic Growth Opportunities Exists in All Directions Lakeshore - NW Indiana MSA* Fort Wayne MSA Entered: 2013 Entered: 2017 Total Population: 686,417 Total Population: 413,458 Deposit Market Share: 15.33% Deposit Market Share: 10.16% FOUNDING MARKET Lafayette MSA Muncie MSA Columbus, Ohio MSA Entered: 2002 Established: 1893 Entered: 2003 Total Population: 233,128 Total Population: Total Population: 2,144,928 Deposit Market Share: 20.83% 114,108 Deposit Market Share: 1.22% Current Market Share: 55.53% Indianapolis MSA Monroe, Michigan MSA Entered: 1998 Entered: 2019 Total Population: 2,078,605 Total Population: 150,699 Deposit Market Share: 4.04% Deposit Market Share: 48.66% *Includes Jasper, Lake, and Porter counties 11

Ranked Best in the Midwest for Business AAA Credit Rating since 20081 Leading the Nation in Manufacturing Job Growth 1st in Midwest and 5th Nationally for Best State for Doing Business2 1st Metro Area for Strong Job Opportunities with Affordable Housing 1st Nationally for Highway Accessibility 1st in the Midwest/8th Nationally for Low Taxes 1st for Quality of Government and Government Administration3 1st for Best Business Regulatory Climate4 Top 5 Nationally for Cost of Doing Business 2nd in the Nation for Small Business Growth 2nd Nationally for Availability of Skilled Labor 2nd Best City in the Nation for Recent Graduates (Indianapolis) 2nd Nationally for Top States for Business - Infrastructure 2nd Largest Global Fed Ex Air Hub 4th Nationally for Women in Tech and 10th in Overall Tech Job Growth 1S&P, Moody’s & Fitch 2Chief Executive Magazine 2017 3US News & World Reports 2017 4Forbes 2017 Unless otherwise noted, source IEDC 12

Muncie Market ₎ Located 58 miles northeast of Indianapolis in the east central portion of the Notable Major Employers state ₎ Described by several national studies as a typical American community, Delaware County offers the advantages of larger cities without the hassles and costs associated with living in major metropolitan areas. ₎ Easy access to the top 100 markets in the country, Muncie-Delaware County has a diverse economic landscape ₎ Ranked #27, Forbes Best Small Places for Business and Careers ₎ Workforce experienced in life science, advanced manufacturing, 21st century logistics and information technology ₎ Home to Ball State University Delaware County, IN* Mkt. Rank Branches Deposits Share 1 First Merchants Corporation 9 $1,522,233 55.53% Projected HHI & Pop. Change 2020-2025 2 Mutual First Financial 7 653,442 23.84% 3 J.P. Morgan Chase 3 240,499 8.77% 14.34% 10.94% 4 Old National Bancorp 4 175,585 6.41% 9.87% 5 Star Financial Group 3 148,707 5.42% 3.27% 6 Woodforest Financial Group 1 833 0.03% 2.02% Market Total 27 $ 2,741,299 -0.51% U.S. Indiana Delaware Co. *SNL Financial FDIC Summary of Deposits as of June 30, 2019 HHI Pop. 13

Indianapolis Market ₎ Indianapolis metropolitan area includes four of the five fastest-growing counties in Indiana and 10 of the 11 fastest-growing cities and towns with Notable Major Employers populations of at least 5,000* ₎ The population data released by the U.S. Census Bureau show suburban Hamilton County’s population grew 20.2% since 2010 ₎ Indiana’s population growth outpaced those of neighboring states Illinois, Kentucky, Michigan and Ohio* ₎ With 867,125 residents, Indianapolis was the nation’s 17th largest city* Indianapolis-Carmel-Anderson, IN MSA** Mkt. Rank Branches Deposits Share 1 JP Morgan Chase 66 $10,832,171 19.98% 2 PNC Financial Services Group 61 7,585,010 13.99% 3 Fifth Third Bancorp 42 4,610,022 8.50% 4 Huntington Bancshares 40 3,579,245 6.60% 5 Bank of Montreal 36 3,446,760 6.36% 6 First Internet Bancorp 1 3,055,633 5.64% Projected HHI & Pop. Change 2020-2025 7 KeyCorp 19 3,007,934 5.55% 15.03% 8 Bank of America 3 2,528,339 4.66% 9.87% 10.94% 9 Merchants Bancorp 3 2,333,994 4.31% 10 First Merchants Corporation 33 2,192,200 4.04% 3.27% 2.90% 2.02% Market Total 526 $54,224,982 U.S. Indiana Marion Co. *IN.gov **SNL Financial FDIC Summary of Deposits as of June 30, 2019 HHI Pop. ***Marion County, IN 14

Lafayette Market ₎ Ranked #1, MSN Money, Fastest Growing Cities in the State of Indiana Notable Major Employers ₎ Ranked #2, Forbes Best Small Places for Business and Careers ₎ Ranked #2 in Indiana for STEM job density, with 13.6% of the workforce, topping the state’s 10.9% & national average of 11.9% (Lafayette up 70.6% since 2001, with 4,850 new jobs)** ₎ Ranked among 24/7 Wall St., American City Adding the Most Jobs ₎ Home to Purdue University Tippecanoe County, IN** Mkt. Rank Branches Deposits Share 1 JPMorgan Chase & Co. 5 $ 873,326 31.35% 2 First Merchants Corporation 8 580,077 20.83% 3 Regions Financial Corp 6 309,630 11.12% 4 Old National Bancorp 4 242,592 8.71% 5 Horizon Bancorp 5 210,728 7.57% 6 Huntington Bancshares, Inc. 3 161,359 5.79% Projected HHI & Pop. Change 2020-2025 7 First Bancshares 5 122,206 4.39% 12.98% 8 Fifth Third Bancorp 2 104,968 3.77% 9.87% 10.94% 9 1st Source Corp 3 94,444 3.39% 4.46% 10 Piper Holdings 3 25,631 .92% 3.27% 2.02% Market Total 51 $ 2,785,456 U.S. Indiana Tippecanoe Co. *Indianapolis Business Journal **SNL Financial FDIC Summary of Deposits as of June 30, 2019 HHI Pop. 15

Lakeshore Market Indiana’s second-most populous market ₎ Notable Major Employers ₎ Benefit from its Chicago proximity ₎ Continue to produce finest steels, refine the cleanest fuels and deliver the best products to the Midwest** ₎ New investments by world-class companies like BP, Pratt Industries, Alcoa Howmet, Urschel Labs and Monosol** ₎ Lakefront being revitalized through the Marquette Plan and assistance of the Regional Development Authority** Lake County, IN* Mkt. Rank Branches Deposits Share 1 First Bancshares, Inc. 28 $ 2,559,201 24.94% 2 JPMorgan Chase & Co. 19 2,055,209 20.03% 3 First Midwest Bancorp 14 1,103,746 10.76% 4 First Merchants Corporation 10 913,715 8.90% 5 Northwest Indiana Bancorp 15 823,788 8.03% Projected HHI & Pop. Change 2020-2025 6 First Financial Bancorp 8 759,383 7.40% 10.94% 7 Bank of Montreal 14 574,425 5.60% 9.87% 10.20% 8 Fifth Third Bancorp 11 499,095 4.86% 9 AMB Financial Corp 5 190,578 1.86% 3.27% 10 PNC Financial Services Group 4 187,715 1.83% 2.02% Market Total 145 $10,262,262 -0.24% U.S. Indiana Lake County *SNL Financial FDIC Summary of Deposits as of June 30, 2019 **www.nwiforum.org/nwi-becoming-an-economic powerhouse HHI Pop. 16

Fort Wayne Market ₎ 2nd Largest MSA in the State of Indiana ₎ Diversified economy (manufacturing, health care, retail trade, food Notable Major Employers services) ₎ Attractive location for businesses to locate and expand – located between the Chicago, Detroit, Dayton, Toledo and Indianapolis metro areas ₎ Fort Wayne-Allen County economic engine of the Northeast Indiana region ₎ #1 place to raise a family (2017, SmartAsset.com) Allen County, IN* Mkt. Rank Branches Deposits Share 1 JP Morgan Chase & Co. 12 1,276,476 20.42% 2 Lakeland Financial Corp. 5 894,320 14.31% 3 PNC Financial Services Group 11 719,618 11.51% 4 First Merchants Corporation 8 635,312 10.16% Projected HHI & Pop. Change 2020-2025 5 Flagstar Bancorp 13 527,350 8.44% 6 Old National Bancorp 5 514,046 8.22% 10.94% 10.70% 7 STAR Financial Group, Inc. 9 465,735 7.45% 9.87% 8 1st Source Corp. 8 393,564 6.30% 9 Fifth Third Bancorp 7 279,488 4.47% 3.27% 3.11% 10 First Defiance Financial 3 99,128 1.59% 2.02% Market Total 97 $ 6,250,828 U.S. Indiana Allen County *SNL Financial FDIC Summary of Deposits as of June 30, 2019 HHI Pop. 17

Columbus, Ohio Market ₎ Second-most populous county in Ohio Notable Major Employers ₎ Within 600 miles of 60% of All U.S. and Canadian Population ₎ Ranked 2nd in CNBC’s 2010 study of state transportation systems for its infrastructure, vitality, quality roads, and ability to cost-effectively ship goods by land, air, and water** ₎ Home to Ohio State University Franklin County, OH* Mkt. Rank Branches Deposits Share 1 Huntington Bancshares 57 $ 21,259,940 42.58% 2 JP Morgan Chares & Co 51 11,806,056 23.65% 3 PNC Financial Services Group 40 4,801,164 9.62% 4 Fifth Third Bancorp 38 4,692,684 9.40% 5 Key Corp 21 1,357,761 2.72% 6 U.S. Bancorp 33 1,224,166 2.45% Projected HHI & Pop. Change 2020-2025 7 Heartland Bancorp 15 769,022 1.54% 8 First Merchants Corporation 9 607,718 1.22% 9.87% 10.18% 9 Wells Fargo & Co 1 579,729 1.16% 8.72% 10 First Financial Bancorp 5 512,166 1.03% 4.66% 3.27% Market Total 319 $ 49,928,406 0.96% *SNL Financial FDIC Summary of Deposits as of June 30, 2019 U.S. Ohio Franklin County **http://jobs-ohio.com/manufacturing/ HHI Pop. 18

Monroe, Michigan Market

- Monroe is located on the western shore of Lake Erie, approximately 14 miles north of Toledo, Ohio and 25 miles south of Detroit
- Michigan is within 500 miles of nearly half the U.S. and Canadian population and commerce centers providing unparalleled access to market
- $500 Million in trade crosses between Michigan and Canada daily via the Ambassador Bridge, the busiest border crossing in North America
- Michigan's cost of living is 10% below the national average and ranks as the fourth most affordable state in the country

Monroe County, MI*

Rank		Branches	Deposits	Mkt. Share
1	***First Merchants Corporation***	***14***	***$ 1,005,960***	***48.66%***
2	Huntington Bancshares	4	366,202	17.71
3	Fifth Third Bancorp	3	243,611	11.78%
4	KeyCorp	3	164,865	7.97%
5	PNC Financial Services Group	2	163,628	7.91%
6	Old National Bancorp	1	64,881	3.14%
7	Flagstar Bancorp	1	38,283	1.85%
8	Citizens Financial Group	1	19,936	.96%
	Market Total	***29***	***$ 2,067,366***	

Notable Major Employers

MIDWAY PRODUCTS GROUP, INC.

TS

R.L. COOLSAET CONSTRUCTION CO. Contractors

Royal TRUCK & TRAILER SALES & SERVICE, INC.

SACHSE CONSTRUCTION

HOMRICH CELEBRATING 50 Years

ALLEGRA MARKETING • PRINT • MAIL

Projected HHI & Pop. Change 2020-2025


9.87%
3.27%
U.S.
11.63%
0.86%
Michigan
8.19%
0.41%
Monroe County
HHI
Pop.

**SNL Financial FDIC Summary of Deposits as of June 30, 2019*

First Merchants Corporation

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Growth Through Acquisition Experienced Acquirer Expand in Current High-Growth Markets Extend into Additional High-Growth Markets Add to Franchise with Stable Deposit Gathering Markets 20

Acquisition Experience 21

Acquisition Process Continuous Relationship Building Complete and Thorough Due Diligence Process Demonstrated Pricing Discipline Detailed Project Management Integration Process Scalable Technology and Operations Center Achieve Announced Financial Return Targets 22

Operational Delivery Highlights Strategic differentiator in support of growth and scalability Operational services execution “hub” focusing on value creation Functional focus: Operations Project Management Technology Risk Management Vendor Management Credit Administration Located on the interstate less than 30 minutes north of Indianapolis + 130,000 square feet of flexible space Strategic Vendor Partners 23

Operational Delivery Highlights

Customer, Digital Channel & Transaction Activity

Total Households: 208,032

Online Banking/Digital Channel

- Consumer: 93K Users
- 1.2M logins monthly
- 16K bill pay users
- 94K bill payment transactions monthly ($33M)
- Mobile: 70K Users
- 22.4 average logins per user, per month
- 23K mobile deposits per month
- Business: 18K Users
  - 184K logins monthly
  - 9.52% use ACH/Wire/Positive Pay
- Total ATMS: 164 + 25,000 MoneyPass ATMs

Total Debit Cards

- 200K active cards
- 4.2M monthly card swipes
- $174M in monthly volume

Treasury Management Annual Volume

- Automated Clearing House (ACH)
  - # Originated: 3.4M Items ($13.9B)
  - # Received: 21.5M Items ($40.2B)
- Domestic Wires
  - # Originated: 61K Items ($21.3B)
  - # Received: 65K Items ($29.9B)
- International Wires
  - # Originated: 1K Items ($14.7M)
  - # Received: 77 Items ($5.3M)

Commercial Remote Deposit Capture

- 850 businesses using solution
- 210K deposits annually
- 2.3M items deposited annually
- $5.8B in total deposits

First Merchants Corporation

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2nd Quarter 2020 Highlights . Earnings Per Share of $.62; Net Income of $33.0 Million; ROA 0.97% Earnings . Pre-Tax Pre-Provision Income of $59.1 Million . PTPP ROA 1.73%; PTPP ROE 13.18% . Total Assets of $13.8 Billion; Grew by 28.7% over 2Q 2019 Assets . Total Loans Grew approximately $900 Million from PPP Volume . Allowance & Fair Value Marks totaling 1.62% of Loans Asset Quality . $21.9 Million Provision; Allowance increased by 49.0% over 2Q 2019 . Deposit Costs Declined by 50 bps from 4Q 2019 to 47 bps Deposits . Anticipate Additional Interest Rate and Expense Reductions Linked to CD Volume and Maturities . Tangible Common Equity to Assets of 9.31% Capital . $23.04 TBV Per Share, 9.7% Increase over 2Q 2019 25

Our Franchise ILLINOIS Unemployment1 MICHIGAN April 2020 16.4% June 2020 14.6% Unemployment1 August 2020 11.0% April 2020 22.7% June 2020 14.8% August 2020 8.7% OHIO INDIANA Unemployment1 1 Unemployment April 2020 16.8% April 2020 16.9% June 2020 10.9% June 2020 11.2% August 2020 8.9% August 2020 6.4% 1US Bureau of Labor Statistics 26

Total Assets ($ in Millions) 2018 2019 Q1-’20 Q2-’20 1. Investments $1,633 $2,596 $2,698 $2,789 2. Loans 7,229 8,468 8,612 9,2991 3. Allowance (81) (80) (99) (121) 4. Goodwill & Intangibles 470 579 577 576 5. BOLI 225 288 290 291 6. Other 409 606 616 985 7. Total Assets $9,885 $12,457 $12,694 $13,819 1 1 Includes $883 million of SBA Paycheck Protection Program loans 27

Loan Yield and Detail (as of June 30, 2020) QTD Yield = 4.10% Commercial YTD Yield = 4.46% Agricultural Real Estate Construction Land & Agricultural Total Loans = $9.3 Billion Land Non-Owner Land Development Production 2.4% Public Occupied 6.9% 1.0% Finance/Other 22.6% Commercial Variable = $5.5 Billion 6.7% Fixed = $3.8 Billion Residential Mortgage 12.3% Home LIBOR- Prime- Equity Based Based 5.7% Other 33% 14% Variable Rates 12% Commercial Real Estate Owner-Occupied Other 9.9% Consumer 1.3% Commercial & PPP Fixed Industrial Rate Non-PPP 31.2% 10% Fixed Rate 31% 28

CRE Loan Concentration First Merchants Results in Relation to FDIC Guidelines FDIC GUIDELINES TO IDENTIFY INSTITUTIONS POTENTIALLY EXPOSED TO CRE RISK: Guideline 1: Total loans for construction, land development, and other land representing 100% or more of total capital Guideline 2: Total CRE loans representing 300% or more of total capital AND a CRE portfolio that has increased 50% or more during the prior 36 months GUIDELINE #1 GUIDELINE #2 2Q2020 2Q2020 1Q2020 1Q2020 4Q2019 4Q2019 End End - - 3Q2019 3Q2019 2Q2019 2Q2019 Quarter Quarter 1Q2019 1Q2019 4Q2018 4Q2018 3Q2018 3Q2018 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 0.0% 100.0% 200.0% 300.0% 29

Investment Portfolio (as of June 30, 2020) $2.8 Billion Portfolio Tax-Exempt Mortgage-Backed Modified duration of 4.7 years Municipals Securities Tax equivalent yield of 3.02% 51% 35% Net unrealized gain of $139.1 Million Corporate Obligations U. S. Collateralized 1% Agencies Mortgage 2% Obligations 11% 30

Total Liabilities and Capital ($ in Millions) 2018 2019 Q1-’20 Q2-’20 1. Customer Non-Maturity Deposits $6,268 $8,147 $8,256 $9,567 2. Customer Time Deposits 1,241 1,478 1,411 1,276 3. Brokered Deposits 246 215 203 123 Total Deposits 7,755 9,840 9,870 10,966 4. Borrowings 538 599 716 754 5. Other Liabilities 51 98 206 177 6. Hybrid Capital 133 134 124 113 7. Common Equity 1,408 1,786 1,778 1,809 8. Total Liabilities and Capital $9,885 $12,457 $12,694 $13,819 31

Deposit Detail (as of June 30, 2020) QTD Cost = 0.47% Certificates & Certificates & Time Time Deposits YTD Cost = 0.67% Deposits <$100,000 >$100,000 Total Deposits = $11.0 Billion Savings 6% Brokered 6% Deposits Deposits 30% 1% Demand Deposits 57% 32

Capital Ratios Total Risk-Based Capital Ratio (Target = 12.50%) Common Equity Tier 1 Capital Ratio (Target = 10.00%) Tangible Common Equity Ratio (TCE) (Target = 9.00%) 15.00% 14.71% 14.61% 14.56% 14.25% 14.37% 14.29% 14.18% 14.00% 13.81% 13.80% 13.00% 12.12% 11.98% 12.05% 12.14% 12.13% 11.84% 12.00% 11.64% 11.58% 11.21% 11.00% 10.16% 10.14% 10.07% 9.97% 9.95% 9.91% 9.93% without 10.00% 9.55% PPP Loans 9.36% 9.31% 9.00% 8.00% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 33

Net Interest Margin Q2 - '18 Q3 - '18 Q4 - '18 Q1 - '19 Q2 - '19 Q3 - '19 Q4 - '19 Q1 - '20 Q2 - '20 Net Interest Income - FTE ($millions) $ 87.2 $ 89.2 $ 90.7 $ 87.8 $ 88.4 $ 92.3 $ 101.2 $ 97.8 $ 97.1 Fair Value Accretion $ 3.8 $ 3.2 $ 3.9 $ 2.3 $ 2.2 $ 2.5 $ 5.0 $ 3.5 $ 3.7 Tax Equivalent Yield on Earning Assets 4.74% 4.88% 4.97% 4.89% 4.86% 4.77% 4.63% 4.38% 3.72% Interest Expense/Average Earning Assets 0.75% 0.83% 0.93% 1.05% 1.15% 1.15% 1.01% 0.92% 0.53% Net Interest Margin 3.99% 4.05% 4.04% 3.84% 3.71% 3.62% 3.62% 3.46% 3.19% Fair Value Accretion Effect 0.18% 0.15% 0.17% 0.09% 0.09% 0.10% 0.18% 0.12% 0.12% $104 4.50% $100 4.00% 4.05% $96 3.99% 4.04% 3.84% 3.71% 3.62% 3.62% 3.50% $92 3.46% 3.00% $88 3.19% 2.50% $84 2.00% $80 $76 1.50% $72 1.00% $68 0.50% $64 0.00% Q2 - '18 Q3 - '18 Q4 - '18 Q1 - '19 Q2 - '19 Q3 - '19 Q4 - '19 Q1 - '20 Q2 - '20 Net Interest Income - FTE ($millions) Net Interest Margin 34

Non-Interest Income ($ in Millions) 2018 2019 Q1-’20 Q2-’20 1. Service Charges on Deposit Accounts $ 21.0 $23.0 $ 6.0 $ 4.3 2. Wealth Management Fees 14.9 17.6 6.0 5.6 3. Card Payment Fees 18.0 20.2 5.9 6.1 4. Gains on Sales of Mortgage Loans 7.0 7.9 3.4 3.7 5. Derivative Hedge Fees 2.5 5.4 1.9 1.1 6. Other Customer Fees 1.9 1.7 0.4 0.3 7. Cash Surrender Value of Life Ins 4.2 4.5 1.4 1.3 8. Gains on Sales of Securities 4.3 4.4 4.6 3.1 9. Other 2.7 2.0 0.2 1.0 10. Total Non-Interest Income $76.5 $86.7 $29.8 $26.5 35

Private Wealth Advisors

Delivers broad advisory capabilities and expertise through local, engaged and empowered leaders

Business lines include:

- Investment Management – Personal and Institutional
- Retirement Plan Services
- Fiduciary Administration
- Private Banking
- First Merchants Investment Services (not reflected below)

- Growth in Total Assets includes expansion of a large custodial relationship
- AUM levels lower due to market volatility
- New business development slowed in Q2 due to coronavirus but pipelines have built back up to very strong levels – driven by from business owner liquidity events as succession plans are executed
- Strong client asset retention and expansion
- FMIS business moving to stronger recurring revenue model from transactional model (> 50%)



Total Assets
(excludes First Merchants Investment Services)
Assets $ (in Billions)
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$2.04
$1.25
$2.68
$1.79
$2.72
$1.70
$3.82
$2.63
$4.25
$2.54
12/31/2016
12/31/2017
12/31/2018
12/31/2019
6/30/2020
Total Assets
Total Assets Under Management



Total Revenue (in Millions $)
$25.00
$20.00
$15.00
$10.00
$5.00
$-
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$12.63
$2.78
$9.82
$7.29
$14.68
$3.10
$11.59
$8.78
$17.85
$2.93
$1.78
$13.13
$10.20
$22.25
$4.66
$2.45
$15.11
$12.00
$5.09
$1.16
$0.64
$3.29
$2.71
$7.53
$1.93
$1.05
$4.55
$3.80
12/31/2016
12/31/2017
12/31/2018
12/31/2019
2Q19
2Q20
Annual Revenues (LHS)
Quarterly Revenues (RHS)
Total Fee Revenue
FMIS Revenue
Net Interest Income
Core Fee Revenue

First Merchants Corporation

36

Mortgage Banking Delivers mortgage lending across our markets via commissions and Mortgage Banking Revenue salaried loan originators 20 20 ($000) $11.43 18 18 $10.51 Strong loan origination teams in 16 16 high-growth areas of Indianapolis 14 14 and Columbus, OH 12 12 Centralized underwriting and $7.75 processing 10 10 $5.88 Strong connectivity with retail 8 8 $4.58 branches 6 $6.59 6 $5.62 Majority of the pipeline is driven $4.52 4 $5.11 4 $4.56 by purchase business $3.66 2 $2.84 $2.31 2 $1.89$6.24 $6.46 $5.62 $6.60 6/30/2020 YTD 1,630 mortgages $1.41 0 0 for $368 Million $0.33 $0.33 $0.33 $0.33 $0.32 Q22019 Q32019 Q42019 Q12020 Q22020 Servicing fees Gain on Sale Net Interest Income 37

Mortgage Banking Gain On Sale Pipeline 2Q Gain On Sale up 9.25% over Q1 to $3.7 Pipeline strong with dollars up 45% at the end million of the 2nd quarter Year over Year Offering extended locks with minimal impact on gain sale economics $200 Taking 15 year fixed rate fully salable on $180 balance sheet at yield favorable to $160 $175 comparable MBS $140 $120 $121 $100 Purchase & Refinance $80 Strong refinance demand has allowed for $60 small price premium to market $40 $20 The jumbo market for existing home purchases remains strong in our Columbus $0 and Indianapolis markets. Placing 7/1 and $ Millions 10/1 jumbo mortgages on balance sheet 6/30/2019 6/30/2020 38

Non-Interest Expense ($ in Millions) 2018 2019 Q1-’20 Q2-’20 1. Salary & Benefits $131.7 $144.0 $39.2 $35.7 2. Premises & Equipment 32.7 35.8 10.2 9.9 3. Intangible Asset Amortization 6.7 6.0 1.5 1.5 4. Professional & Other Outside Services 8.2 15.4 2.3 1.6 5. OREO/Credit-Related Expense 1.5 2.4 0.5 0.7 6. FDIC Expense 2.9 0.7 1.5 1.5 7. Outside Data Processing 13.2 16.5 4.2 2.6 8. Marketing 4.7 6.7 1.4 2.1 9. Other 18.4 19.3 5.3 4.4 10. Total Non-Interest Expense $220.0 $246.8 1 $66.1 $60.0 1Includes acquisition-related expenses of $13.7 million 39

Earnings ($ in Millions) 2018 2019 Q1-’20 Q2-’20 1. Net Interest Income $ 338.8 $356.7 $93.9 $93.0 2. Provision for Loan Losses (7.2) (2.8) (19.8) (21.9) 3. Net Interest Income after Provision 331.6 353.9 74.1 71.1 4. Non-Interest Income 76.5 86.7 29.8 26.5 5. Non-Interest Expense (220.0) (246.8) (66.1) (60.0) 6. Income Before Income Taxes 188.1 193.8 37.8 37.6 7. Income Tax Expense (29.0) (29.3) (3.5) (4.6) 8. Net Income Avail. for Distribution $ 159.1 $164.5 $34.3 $33.0 9. EPS $ 3.22 $ 3.191 $0.62 $0.62 10. Pre-Tax Pre-Provision ROA 2.02% 1.90% 1.84% 1.73% 11. Efficiency Ratio 50.21% 52.73%2 52.17% 47.95% 1Acquisition-related expenses reduced EPS by $0.21 2Acquisition-related expenses increased the Efficiency Ratio by 3.04% 40

Per Share Results 2019 Q1 Q2 Q3 Q4 Total 1. Earnings Per Share $ .78 $ .83 1 $ .711 $ .87 1 $ 3.191 2. Dividend Per Share $ .22 $ .26 $ .26 $ .26 $ 1.00 3. Dividend Payout Ratio 28.2% 31.3% 36.6% 29.9% 31.4% 4. TBV Per Share $20.07 $21.01 $21.26 $21.94 2020 Q1 Q2 Q3 Q4 Total 1. Earnings Per Share $ .62 $ .62 – – $ 1.24 2. Dividend Per Share $ .26 $ .26 – – $ .52 3. Dividend Payout Ratio 41.9% 41.9% – – 41.9% 4. TBV Per Share $22.46 $23.04 – – 1Acquisition-related expenses reduced EPS by $0.01 in Q2; $0.17 in Q3; $0.03 in Q4; and $0.21 for full-year 2019 41

Dividends and Tangible Book Value Quarterly Dividends Tangible Book Value $0.26 $0.26 0.26 $23.04 $21.94 0.24 $0.22 0.22 $19.12 0.20 $0.18 $16.96 0.18 $15.85 $14.68 $0.15 $13.65 0.16 $0.14 0.14 $12.17 $10.95 $0.11 0.12 $9.21 $9.64 0.10 $0.08 0.08 0.06 $0.05 0.04 $0.03 0.02 $0.01 0.00 3.77% Forward Dividend Yield Compound Annual Growth Rate of 10.13% 42

ALLL and Fair Value Summary ($ in Millions) Q3-'19 Q4-'19 Q1-'20 Q2-'20 1 Beginning Allowance for Loan Losses (ALLL) $ 81.3 $ 80.6 $ 80.3 $ 99.5 2 Less: Net Charge-offs (Recoveries) 1.3 0.8 0.6 0.2 3 Add: Provision Expense 0.6 0.5 19.8 21.9 4 Ending Allowance for Loan Losses (ALLL) $ 80.6 $ 80.3 $ 99.5 $ 121.1 5 Specific Reserves $ 2.3 $ 0.7 $ 0.6 $ 13.0 6 ALLL/Non-Accrual Loans 354.5% 503.4% 635.5% 241.7% 7 ALLL/Non-Purchased Loans 1.16% 1.11% 1.33% 1.46% 8 ALLL/Loans 0.97% 0.95% 1.15% 1.30% 9 Fair Value Adjustment (FVA) $ 41.3 $ 36.6 $ 33.1 $ 29.3 10 Total ALLL plus FVA 121.9 116.9 132.5 150.4 11 Purchased Loans plus FVA 1,410.3 1,271.2 1,155.1 1,039.4 12 FVA/Purchased Loans plus FVA 2.93% 2.88% 2.86% 2.82% 100% 90% 80% 70% 60% 62.1% Cumulative Loan Income 50% 16.1% Cumulative Offset Charge-Offs 40% Remaining Fair Value 21.8% Adjustment 30% 20% 10% 0% 43

Loan Loss Coverage & Capital Strength ALLL ALLL/Loans ALLL/Loans - PPP Loans Allowance for Loan Losses - 12/31/19 $ 80.3 0.95% Q1-'20 increase in ALLL $ 19.2 Allowance for Loan Losses - 3/31/20 $ 99.5 1.15% Q2-'20 increase in ALLL $ 21.6 Allowance for Loan Losses - 6/30/20 $ 121.1 1.30% 1.44% CECL Day 1 Adoption Impact* $ 52.2 Allowance for Loan Losses with CECL Day 1 Impact $ 173.3 1.86% 2.06% *CECL has not been adopted and is included for illustrative purposes only. The impact assumes retrospective measurement back to January 1, 2020 and reflects the range disclosed in the 12/31/19 Form 10-K. Adoption impact would also include $18.5 million in reserve for unfunded commitments recorded in Other Liabilities. Total Risk Based Capital Ratio with CECL Adoption 13.68% (Stated – 14.18%) Excess Capital Post-CECL allowance + excess 3.18% $316 million capital provides $500 million in of excess capital reserves without considering future earnings or remaining fair value marks Well Capitalized 10.50% 44

Loan Portfolio Trends Portfolio Trending – Q2-’20 45

Loan Portfolio Portfolio – Q2-’20 Geography – Q2-’20 By State 46

COVID 19 Loan Modifications $ in Millions 6/30/2020 8/31/2020 Mod Deferral Status Breakout Out of Deferral $ with # with $ with In Payment Payment Loan Type Mod Mod % of $ Mod Deferral not Made Made Commercial & Industrial $ 175 685 6.0% $ 176 11.9% 11.8% 76.2% CRE Owner Occupied 266 435 29.1% 261 9.3% 3.1% 87.6% Construction & Land Development 36 21 5.6% 36 26.1% 57.5% 16.4% CRE Non-Owner Occupied 544 422 25.9% 533 23.0% 18.0% 59.0% Agriculture 2 11 0.7% 2 17.4% 35.3% 47.3% Residential Mortgage 95 645 8.3% 94 17.6% 8.8% 73.6% Home Equity 3 66 0.6% 8 22.9% 25.3% 51.8% Other Consumer 3 263 2.5% 3 14.3% 4.9% 80.8% Total Loans with Mod $ 1,124 2,548 12.1% $ 1,113 17.5% 13.9% 68.6% Hotel Services (subcategory of CRE NOO) $ 157 38 79.9% $ 167 66.2% 25.2% 8.6% At 8/31/20, Loans in Deferral Status were $195 million and 2.1% of Total Loans. 47

Payroll Protection Loans1 Payroll Protection Summary Payroll Protection Distribution $907.5 million in loans to 5,078 borrowers $26.9 million in deferred fees on PPP loans PPP Loan Balances # PPP Loans $158.0 Average loan size of ~$178,000 Manufacturing 386 $103.4 Professional Service 551 Initial focus on existing customers $92.5 Other Admin Services 432 $83.8 Specialty Trade 362 $62.8 Construction 227 $55.5 Retail Trade 512 $48.8 Wholesale Trade 188 Geographic $46.4 Tranportation & Warehouse 226 $38.0 Restaurant 361 $37.2 Medical 227 $29.1 Other Service 413 $28.2 Investment CRE 234 $19.3 Religious Org 231 $19.1 Agriculture 210 $ By State $19.1 Dental 179 $19.0 Finance & Insurance 168 $47.3 Other Sectors Combined 171 1As of June 30, 2020 48

Commercial & Industrial Portfolio C & I(1) Concentration by NAICS C & I Line Utilization C&I utilization dropped in Q2 reducing loan balances by $138 million Geographic C&I Loans (1) Includes C&I, Sponsor Finance and OOCRE 49

Sponsor and Leveraged Lending Sponsor Finance Leveraged Loans Private Equity Firms in the Midwest and Borrowers where: Southeast acquiring companies with less Greater than 3X Senior Funded than $10 million in EBITDA. Debt/EBITDA Senior Secured, Amortizing Term Loans and Greater than 4X Total Funded Debt/EBITDA Revolving Lines of Credit Includes Sponsor Finance Portfolio 39 Borrowers, $325.8MM Outstanding and $425.9MM Committed Includes Middle Market Relationships Includes Shared National Credits of generally BBB- or better Term A/B Total Leveraged Loans $ Millions Q2 ' 20 Q2 '20 % of Total $ Loans % Bal with Type of Leveraged Loan Balance Commitment Loans Mods Mods Sponsor Finance $ 243 $ 299 3.2% $ 12 4.9% Middle Market Relationships 147 181 1.9% 13 8.8% Shared National Credits 114 141 1.5% 0 0.0% Total Leveraged Loans $ 504 $ 621 6.7% $ 25 5.0% 50

Investment Real Estate IRE Portfolio – Q2-’20 $ Millions % of Total Average % Loans $ Loans with Investment Real Estate Q2 - '20 Loans Loan Size with Mods Mods Multi-family $ 682 7.3% $ 1.3 15.3% $ 104.4 Commercial Real Estate 1,416 15.2% 1.1 31.1% 439.6 $ 2,098 22.6% $ 1.1 25.9% $ 544.0 Loans by Geography Loans by Top Metros TN Q2 '20 % Total KY 2.8% Other 3.3% States 10.1% Metro Areas Balance Inv. RE Indianapolis, IN $ 328 15.6% MI 7.5% Columbus, OH 188 9.0% By IN 46.6% Chicago, IL 184 8.8% IL State 10.5% Northwest Indiana 149 7.1% OH Fort Wayne, IN 137 6.5% 19.1% Detroit, MI 69 3.3% 51

COVID Sensitive Industries Hotel $ Millions % Total Avg loan $ Loans % Bal with Q2 '20 Loans # Loans size Mods Mods Hotel (includes hotel/motel and other Hotel accomodations) $ 197 2.1% 139 $ 1.42 $ 157 79.9% Retail $ Millions % Total Avg loan $ Loans % Bal with Q2 '20 Loans # Loans size Mods Mods Retail Retail - real estate secured $ 431 4.6% 697 $ 0.62 $ 167 38.7% Retail Trade - non real estate secured 145 1.6% 1,388 0.10 3 2.1% Total $ 576 6.2% 2,085 0.28 $ 170 29.5% 52

COVID Sensitive Industries Restaurants and Food Service $ Millions % Total Avg $ Loans % Bal with Q2 '20 Loans # Loans loan size Mods Mods Restaurants Restaurants - real estate secured $ 98 1.1% 252 $ 0.39 $ 40 40.8% Restaurants - non RE secured 96 1.0% 580 0.17 9 9.4% Total $ 194 2.1% 832 0.23 $ 49 25.3% Senior Living $ Millions % Total Avg $ Loans % Bal with Senior Q2 '20 Loans # Loans loan size Mods Mods Living Skilled Nursing Facilities $ 169 1.8% 28 $ 6.04 $ - 0.0% Assisted Living Facility and other 118 1.3% 42 2.81 16 13.6% Total $ 287 70 $ 4.10 $ 16 5.6% 53

Asset Quality Summary Asset Quality – Q2-’20 Change ($ in Millions) Linked Quarter 2018 2019 Q1-'20 Q2-'20 $ % 1. Non-Accrual Loans $ 26.1 $ 16.0 $ 15.6 $ 50.1 $ 34.5 221.2% 2. Other Real Estate 2.2 7.5 8.0 7.4 (0.6) (7.5%) 3. Renegotiated Loans 1.1 0.8 0.7 1.1 0.4 57.1% 4. 90+ Days Delinquent Loans 1.9 0.1 0.3 5.0 4.7 1,566.7% 5. Total NPAs & 90+ Days Delinquent $ 31.3 $ 24.4 $ 24.6 $ 63.6 $ 39.0 158.5% 6. Total NPAs & 90+ Days/Loans & ORE 0.4% 0.3% 0.3% 0.7% 7. Classified Loans $167.4 $200.1 $ 207.0 $ 239.6 $ 32.6 15.7% 8. Classified Loans/Total Loans 2.3% 2.4% 2.4% 2.6% 54

Non-Performing Asset Reconciliation ($ in Millions) Q3-'19MBT Q4-'19 Q1-'20 Q2-'20 1. Beginning Balance NPAs & 90+ Days Delinquent $ 27.6 $ 30.5 $ 24.4 $ 24.6 Non-Accrual 2. Add: New Non-Accruals 7.5 2.3 2.8 35.6 3. Less: To Accrual/Payoff/Renegotiated (2.1) (6.9) (1.2) (0.6) 4. Less: To OREO (6.4) (0.8) (0.7) - 5. Less: Charge-offs (1.9) (1.3) (1.3) (0.5) 6. Increase / (Decrease): Non-Accrual Loans (2.9) (6.7) (0.4) 34.5 Other Real Estate Owned (ORE) 7. Add: New ORE Properties 6.5 0.8 0.7 - 8. Less: ORE Sold (0.4) (0.3) (0.2) (0.3) 9. Less: ORE Losses (write-downs) (0.1) (0.1) - (0.3) 10. Increase / (Decrease): ORE 6.0 0.4 0.5 (0.6) 11. Increase / (Decrease): 90+ Days Delinquent (0.1) - 0.2 4.7 12. Increase / (Decrease): Renegotiated Loans (0.1) 0.2 (0.1) 0.4 13. Total NPAs & 90+ Days Delinquent Change 2.9 (6.1) 0.2 39.0 14. Ending Balance NPAs & 90+ Days Delinquent $ 30.5 $ 24.4 $ 24.6 $ 63.6 55

Total Return Performance 250 200 150 100 50 Total Return Percentage Return Total 0 6/30/2013 6/30/2014 6/30/2015 6/30/2016 6/30/2017 6/30/2018 6/30/2019 6/30/2020 First Merchants Corporation Russell 2000 SNL Bank >$10B 56

Credit Response to COVID-19 . Proactively engage customers to chart path forward . Use of modifications to bridge and strategize Loan Portfolio . Maintaining existing underwriting standards while recognizing the impact of pandemic . Opportunistic portfolio growth to well positioned borrowers . Net Charge-offs remain low in Q2 at $230,000 . Beginning credit cycle with stronger credit profile and enhanced processes Asset Quality . Working with borrowers to resolve issues in COVID sensitive industries . Limited interest thus far in 2nd modifications – none booked Q2 . Robust process in place for 2nd modification requests - eye towards next actions Approach . PPP forgiveness planning underway in anticipation of guidance . Experienced workout staff with special asset process from last recession 57

Response to COVID-19 . SBA Paycheck Protection Program - FMC processed more than 5,000 applications and funded more than $900 Million to businesses (FMB is, and has been, a preferred SBA Lender) CARES Act . Prepared for forgiveness phase with internal and external resources . Accepting and processing PPP Forgiveness applications; initial applications submitted to the SBA and awaiting approval . $1.1 Billion in Commercial Loans had a modification or ~12% of the portfolio COVID-19 Loan . Robust process for 2nd request modifications Modifications . Second modifications remain low with 94 consumer loans or $9.2 million and 30 commercial loans or $29.5 million at 8/31/20 . Ample liquidity with Loan-to-Deposit Ratio of 84.8% Liquidity . Deposit Growth of $1.1 Billion, or 11%, over 1Q 2020 . Cash and Investment Securities total $3.4 Billion; increasing 15% over 1Q 2020 58

Response to Our Stakeholders . Protection of Clients and Employees is our priority . All Banking Center lobbies are open and serving clients Client & . Modifications and protective barriers in place to protect Employees and Clients Employee . “Safe” environment includes masked employees with appointments encouraged Support . Enhanced mobile and online services, such as increased mobile deposit limits, to allow more transactions to be completed outside the branch . Leveraged digital banking, call center and banking centers to provide uninterrupted customer service . “Return to Office” framework flexes to our environment . $1 Million in donations distributed to non profits within our communities aiding COVID-19 relief efforts Community . $1.4 Billion pledged within the Community Benefits Agreement to provide multi-year Support support through credit, philanthropy and banking center access . Director of Corporate Social Responsibility named to combine and expand efforts throughout market 59

First Merchants… Strong & Stable Looking Forward… Industry leading profitability, Return on Assets, and Efficiency Ratios Pre-Tax Pre-Provision Earnings strength of $59.1 Million TCE of nearly 10% excluding effect of PPP Loans Diversified loan portfolio, long-term consistent asset quality and underwriting Allowance for Loan Losses & Fair Value Marks total approximately 1.62% of loans 85% loan-to-deposit ratio produces excess liquidity Corporate Social Responsibility investment fortifies our communities staying power Accelerate our delivery channel change Well positioned for this challenge . . . and for the future “Compelling value proposition” 60

Why Invest in First Merchants? High Performance Financial Metrics Attractive Long-Term Deposit Market Shares Commercial Presence that Creates a Client Preference Successful Acquisition and Integration Track Record Focused on Providing Sustainable Shareholder Value 61

Research Coverage 62

First Merchants Corporation common stock is traded on the NASDAQ Global Select Market under the symbol FRME Additional information can be found at www.firstmerchants.com Investor Inquiries: Nicole Weaver, Investor Relations 765.521.7619 nweaver@firstmerchants.com 63

Appendix

Appendix – Non-GAAP Reconciliation

CAPITAL RATIOS (dollars in thousands):

	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Total Risk-Based Capital Ratio									
Total Stockholders' Equity (GAAP)	1,340,328	1,361,426	1,408,260	1,455,848	1,501,636	1,749,012	1,786,437	1,777,960	1,809,095
Adjust for Accumulated Other Comprehensive (Income) Loss	24,868	35,409	21,422	1,595	(14,602)	(25,648)	(27,874)	(53,656)	(63,845)
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Add: Qualifying Capital Securities	66,030	66,086	66,141	66,197	66,252	66,308	66,363	56,419	46,248
Less: Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(466,063)	(464,658)	(463,525)	(462,202)	(460,885)	(570,098)	(569,468)	(568,442)	(567,246)
Less: Disallowed Deferred Tax Assets	(2,104)	(1,111)	-	(4,037)	(2,587)	(3,460)	-	-	-
Total Tier 1 Capital (Regulatory)	$ 962,934	$ 997,027	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156	$ 1,224,127
Qualifying Subordinated Debentures	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000
Allowance for Loan Losses includible in Tier 2 Capital	77,543	78,406	80,552	80,902	81,274	80,571	80,284	99,454	121,119
Total Risk-Based Capital (Regulatory)	$ 1,105,477	$ 1,140,433	$ 1,177,725	$ 1,203,178	$ 1,235,963	$ 1,361,560	$ 1,400,617	$ 1,376,610	$ 1,410,246
Net Risk-Weighted Assets (Regulatory)	$ 8,002,666	$ 8,001,191	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462	$ 9,946,087
Total Risk-Based Capital Ratio (Regulatory)	**13.81%**	**14.25%**	**14.61%**	**14.71%**	**14.56%**	**14.37%**	**14.29%**	**13.80%**	**14.18%**
Common Equity Tier 1 Capital Ratio									
Total Tier 1 Capital (Regulatory)	$ 962,934	$ 997,027	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156	$ 1,224,127
Less: Qualified Capital Securities	(66,030)	(66,086)	(66,141)	(66,197)	(66,252)	(66,308)	(66,363)	(56,419)	(46,248)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 896,904	$ 930,941	$ 966,032	$ 991,079	$ 1,023,437	$ 1,149,681	$ 1,188,970	$ 1,155,737	$ 1,177,879
Net Risk-Weighted Assets (Regulatory)	$ 8,002,666	$ 8,001,191	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462	$ 9,946,087
Common Equity Tier 1 Capital Ratio (Regulatory)	**11.21%**	**11.64%**	**11.98%**	**12.12%**	**12.05%**	**12.14%**	**12.13%**	**11.58%**	**11.84%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

First Merchants Corporation

65

Appendix – Non-GAAP Reconciliation

TANGIBLE COMMON EQUITY RATIO (dollars in thousands):

	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Total Stockholders' Equity (GAAP)	$ 1,340,328	$ 1,361,426	$ 1,408,260	$ 1,455,848	$ 1,501,636	$ 1,749,012	$ 1,786,437	$ 1,777,960	$ 1,809,095
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(473,059)	(471,409)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)	(575,855)
Tangible Common Equity (non-GAAP)	$ 867,144	$ 889,892	$ 938,351	$ 987,467	$ 1,034,775	$ 1,169,136	$ 1,207,431	$ 1,200,469	$ 1,233,115
Total Assets (GAAP)	$ 9,734,715	$ 9,787,282	$ 9,884,716	$ 10,210,925	$ 10,737,857	$ 12,325,061	$ 12,457,254	$12,693,518	$ 13,819,378
Less: Intangible Assets	(473,059)	(471,409)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)	(575,855)
Tangible Assets (non-GAAP)	$ 9,261,656	$ 9,315,873	$ 9,414,932	$ 9,742,669	$ 10,271,121	$ 11,745,310	$ 11,878,373	$12,116,152	$ 13,243,523
Tangible Common Equity Ratio (non-GAAP)	**9.36%**	**9.55%**	**9.97%**	**10.14%**	**10.07%**	**9.95%**	**10.16%**	**9.91%**	**9.31%**

TANGIBLE COMMON EQUITY PER SHARE (dollars in thousands):

	4Q10	4Q11	4Q12	4Q13	4Q14	4Q15	4Q16	4Q17	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
Total Stockholders' Equity (GAAP)	$ 454,408	$ 514,467	$ 552,236	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463	$ 1,408,260	$ 1,455,848	$ 1,501,636	$ 1,749,012	$ 1,786,437	$ 1,777,960	$ 1,809,095
Less: Preferred Stock	(67,880)	(90,783)	(90,908)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(154,019)	(150,471)	(149,529)	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)	(575,855)
Tax Benefit	2,907	2,224	2,249	4,973	6,085	6,278	5,930	6,788	5,017	4,703	4,391	7,627	7,257	6,946	6,597
Tangible Common Equity, Net of Tax (non-GAAP	$ 235,416	$ 275,437	$ 314,048	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623	$ 943,368	$ 992,170	$ 1,039,166	$ 1,176,763	$ 1,214,688	$ 1,207,415	$ 1,239,712
Shares Outstanding	25,574,251	28,559,707	28,692,616	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238	49,349,800	49,428,468	49,456,594	55,345,672	55,368,482	53,754,137	53,795,500
Tangible Common Equity per Share (non-GAAP)	**$ 9.21**	**$ 9.64**	**$ 10.95**	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**	**$ 19.12**	**$ 20.07**	**$ 21.01**	**$ 21.26**	**$ 21.94**	**$ 22.46**	**$ 23.04**

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Appendix – Non-GAAP Reconciliation EFFICIENCY RATIO (dollars in thousands): 2018 2019 1Q20 2Q20 Non Interest Expense (GAAP) $ 219,951 $ 246,763 $ 66,171 $ 59,989 Less: Intangible Asset Amortization (6,719) (5,994) (1,514) (1,511) Less: OREO and Foreclosure Expenses (1,470) (2,428) (505) (684) Adjusted Non Interest Expense (non-GAAP) 211,762 238,341 64,152 57,794 Net Interest Income (GAAP) 338,857 356,660 93,877 93,018 Plus: Fully Taxable Equivalent Adjustment 10,732 13,085 3,894 4,088 Net Interest Income on a Fully Taxable Equivalent Basis (non-GAAP) 349,589 369,745 97,771 97,106 Non Interest Income (GAAP) 76,459 86,688 29,799 26,481 Less: Investment Securities Gains (Losses) (4,269) (4,415) (4,612) (3,068) Adjusted Non Interest Income (non-GAAP) 72,190 82,273 25,187 23,413 Adjusted Revenue (non-GAAP) 421,779 452,018 122,958 120,519 Efficiency Ratio (non-GAAP) 50.21% 52.73% 52.17% 47.95% FORWARD DIVIDEND YIELD 2Q20 Most recent quarter's dividend per share $ 0.26 Most recent quarter's dividend per share - Annualized $ 1.04 Stock Price at 6/30/20 $ 27.57 Forward Dividend Yield 3.77% 67

Appendix – Non-GAAP Reconciliation

CONSTRUCTION AND INVESTMENT REAL ESTATE CONCENTRATIONS (dollars in thousands):

	2018	2019	1Q20	2Q20
Total Risk-Based Capital (Subsidiary Bank Only)				
Total Stockholders' Equity (GAAP)	$ 1,456,220	$ 1,787,006	$ 1,850,513	$ 1,882,807
Adjust for Accumulated Other Comprehensive (Income) Loss [1]	19,031	(30,495)	(56,807)	(66,941)
Less: Preferred Stock	(125)	(125)	(125)	(125)
Less: Tier 1 Capital Deductions	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(463,076)	(569,021)	(567,994)	(566,799)
Less: Disallowed Deferred Tax Assets	-	-	-	-
Total Tier 1 Capital (Regulatory)	1,012,050	1,187,365	1,225,587	1,248,942
Allowance for Loan Losses includible in Tier 2 Capital	80,552	80,284	99,454	121,119
Total Risk-Based Capital (Regulatory)	$ 1,092,602	$ 1,267,649	$ 1,325,041	$ 1,370,061
Construction, Land and Land Development Loans	$ 545,729	$ 787,568	$ 643,674	$ 640,560
Concentration as a % of the Bank's Risk-Based Capital	**50%**	**62%**	**49%**	**47%**
Construction, Land and Land Development Loans	$ 545,729	$ 787,568	$ 643,674	$ 640,560
Investment Real Estate Loans	1,865,544	1,902,692	2,118,148	2,097,767
Total Construction and Investment RE Loans	$ 2,411,273	$ 2,690,260	$ 2,761,822	$ 2,738,327
Concentration as a % of the Bank's Risk-Based Capital	**221%**	**212%**	**208%**	**200%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

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